Exhibit 4b

CONTRACT DATA
Contract Number	[SPECIMEN]

Contract Form:	[RILA]

Owner	[John Doe]

[Joint Owner	[Mary Doe]]

Owner’s Age:	[71]

[Joint Owner’s Age:	[0]]

Annuitant:	[John Doe]

[Joint Annuitant:	[Mary Doe]]

Annuitant’s Age:	[71]

[Joint Annuitant’s Age:	[0]]

Annuitant’s Sex	[Male]

[Joint Annuitant’s Sex:	[Male]]

Issue Date:	[July 1, 2016]

Latest Maturity Date:	[July 1, 2046]

Tax Status:	[Non-qualified]

Single Premium:	[$100,000.00]

Minimum Adjusted Daily Contract Value Allowed:	[$2,000.00]

WITHDRAWALS AND SURRENDERS

Table of Withdrawal Charge Percentages
Contract Year	1	2	3	4	5	6	7+
Percentage	[8.0%	8.0%	7.0%	6.0%	5.0%	4.0%	0.0%]

Table of Free Withdrawal Percentages
Contract Year	1	2	3	4	5	6	7+
Percentage	[10.0%	10.0%	10.0%	10.0%	10.0%	10.0%	100.0%]

SETTLEMENT OPTION GUARANTEES

The settlement option guaranteed interest rate is [1.50%] per year and, if applicable the Mortality Table used will be the [2012 Individual Annuity Mortality (2012 IAM) with projection Scale G].

Mortality Table used for Settlement Options 2 through 5: [2012 Individual Annuity Mortality (2012 IAM) with projection Scale G]	Guaranteed Interest Rate for Settlement Options 1 through 5: [1.5%]

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